Exhibit 99.2

CONSENT OF WELLS FARGO SECURITIES, LLC

Chiquita Brands International, Inc.

550 South Caldwell Street

Charlotte, NC 28202

Attention: Board of Directors

RE:	Proxy Statement of Chiquita Brands International, Inc. (“Chiquita”)/Prospectus of ChiquitaFyffes plc (“ChiquitaFyffes”) (the “Proxy Statement/Prospectus”) which forms part of Amendment No. 5 to the Registration Statement on Form S-4 of ChiquitaFyffes (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 9, 2014, to the Board of Directors of Chiquita as Annex F to the Proxy Statement/Prospectus included in Amendment No. 5 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinions of Chiquita’s Financial Advisors – Wells Fargo Securities,” “THE COMBINATION—Background of the Combination,” “THE COMBINATION— Recommendation of the Chiquita Board of Directors and Chiquita’s Reasons for the Combination,” and “THE COMBINATION— Opinions of Chiquita’s Financial Advisors – Wells Fargo Securities.” The foregoing consent applies only to Amendment No. 5 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 24, 2014

/s/ WELLS FARGO SECURITIES, LLC